UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2025

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2025, Full House Resorts, Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Daniel R. Lee, the Company’s Chief Executive Officer. The Employment Agreement supersedes his employment agreement dated December 31, 2020. The Employment Agreement includes the following terms:

●	Term. The term of the Employment Agreement commenced June 14, 2025 and continues until June 14, 2030.
●	Salary. Mr. Lee will receive a base salary at an annual rate of $700,000. Notwithstanding the foregoing, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) will endeavor to pay a base salary within the 50th percentile of chief executive officers for public companies that are identified as peer companies reasonably chosen by the Committee.
●	Bonus. Mr. Lee will be eligible to earn cash bonuses during the term, including Specific Milestone Bonuses and Annual Bonuses, as provided below:
o	Specific Milestone Bonuses. Mr. Lee will be eligible to receive Specific Milestone Bonuses upon achievement of the following performance metrics and as further established by the Committee from time to time: (a) if the Company successfully refinances the Company’s principal debt prior to March 30, 2027, Mr. Lee shall be paid a bonus of an additional $300,000; and (b) if the Company succeeds in obtaining all of the governmental approvals necessary to relocate the Rising Star Casino license to a different location in Indiana, and the Company proceeds to develop the new facility associated with the Rising Star Casino license, including the development of any related temporary casino facilities, Mr. Lee shall be paid a bonus of $300,000.
o	Annual Bonus. Mr. Lee is eligible to receive an annual bonus consisting of a Quantitative Bonus and a Qualitative Bonus each year; provided, that in no event shall Mr. Lee’s cumulative annual bonus exceed 175% of his base salary for the applicable calendar year.
■	The Quantitative Bonus is targeted at 100% of Mr. Lee’s base salary for the applicable calendar year based upon the Company’s achievement of Adjusted EBITDA targets set by the Committee. Mr. Lee shall be eligible to receive a Quantitative Bonus in excess of the Target Bonus of up to 175% of Mr. Lee’s base salary if actual performance exceeds 100% of the Ceiling EBITDA, and a Quantitative Bonus below the Target Bonus may be payable if actual performance at least equals a minimum threshold established by the Committee. The Committee shall establish a threshold Adjusted EBITDA, a target Adjusted EBITDA and a ceiling Adjusted EBITDA for the Company’s performance in each year. For calendar 2025, the target Adjusted EBITDA shall be $65 million, the threshold Adjusted EBITDA shall be $50 million, and the ceiling Adjusted EBITDA shall be $80 million. If Adjusted EBITDA is between the threshold Adjusted EBITDA and the target Adjusted EBITDA, the Quantitative Bonus shall be a straight-line extrapolation between the threshold Adjusted EBITDA and the target Adjusted EBITDA based on actual Adjusted EBITDA. Similarly, if Adjusted EBITDA is between the target Adjusted EBITDA and the ceiling Adjusted EBITDA, the Quantitative Bonus shall be a straight-line extrapolation between the target Adjusted EBITDA and the ceiling Adjusted EBITDA based on actual Adjusted EBITDA.
■	The Qualitative Bonus in an amount equal to up to 40% of Mr. Lee’s base salary for the applicable year upon his achievement of certain individual target performance goals set by the Committee each year.

●	Long-term Incentives. Each year within thirty days after the conclusion of the Company’s annual stockholders meeting, the Company will issue long-term incentives under the Company’s 2025 Equity Incentive Plan, as amended from time to time (the “2025 Plan”), to Mr. Lee, consisting of a mix of stock options and restricted stock grants. The annual long-term incentive grant shall equal 100% of Mr. Lee’s base salary then in effect (including, in the case of options, as determined by a Black-Scholes valuation). The Committee retains discretion to adjust the mix of stock options and restricted stock grants. When issuing long-term incentives for the 2025 calendar year, the Committee may take the grants issued in 2025 under Mr. Lee’s prior employment agreement into consideration.
o	Stock Options. The terms and conditions of Mr. Lee’s stock option grants shall be set forth in a separate option agreement.
o	Restricted Stock. Each restricted stock grant shall be divided into two parts, and the Company shall establish separate performance criteria for each half as follows:
■	The first performance-based criteria shall be based on the anticipated three-year compound growth rate of Adjusted EBITDA. For 2025, such compound growth rate shall be 10%. For grants in subsequent years, the Committee shall establish a reasonable expectation for such growth rate.
■	The second performance-based criteria shall be based on the anticipated three-year compound growth rate of Free Cash Flow Per Share. For 2025, such compound growth rate shall be 12%. For grants in subsequent years, the Committee shall establish a reasonable expectation for such growth rate.
●	Severance. If the Company terminates Mr. Lee’s employment without Cause, or Mr. Lee terminates his employment for Good Reason, then following his termination date, he shall be entitled to receive (a) cash severance in an amount equal to one-year’s base salary plus his target bonus; and (b) continued health, life and disability insurance coverage for the period set forth therein. Mr. Lee will also be entitled to any unpaid bonus amounts earned in the calendar year preceding the year of termination and a pro rata bonus for the year in which the termination occurs.
●	Change in Control. If the Company terminates Mr. Lee’s employment without Cause, or Mr. Lee terminates his employment for Good Reason, six months prior to or one year subsequent to a Change in Control, then following his termination date, he shall be entitled to receive (a) cash severance in an amount equal to two-year’s base salary plus two times the higher of (i) the most recent annual bonus received and (ii) the average bonus received over the prior three years; (b) any unpaid bonus amounts earned in the calendar year preceding the year of termination; (c) continued health, life and disability insurance coverage for the period set forth therein; and (d) each outstanding, unvested stock option or restricted stock grant held by Mr. Lee will vest and become exercisable in full, subject to the conditions of the Employment Agreement.

●	Option to Transition to an Alternative Role. After the second anniversary of the Employment Agreement, Mr. Lee may opt to continue his employment with Company in a different capacity wherein Mr. Lee is not employed on a full-time basis as the Chief Executive Officer. Within thirty days of written notice from Mr. Lee, the Board shall nominate, approve, and appoint Mr. Lee to the position of Executive Chairman. While acting as Executive Chairman, Mr. Lee shall continue to provide strategic advice and direction to the Company. However, Mr. Lee will have no responsibility for the Company’s day-to-day operations and will not serve in a role for any other gaming company during his term as Executive Chairman. Upon appointment to the position of Executive Chairman by the Board, Mr. Lee shall receive all compensation, including base salary and all additional compensation provided in the Employment Agreement, at a reduced rate equal to 60%. If after notice the Board fails to appoint Mr. Lee to the position of Executive Chairman, Mr. Lee will have the option to continue as the Chief Executive Officer of the Company for the duration of the term of the Employment Agreement or transition to a consultant. At Mr. Lee’s option and only if the Board fails to elect him to the position of Executive Chairman, or after the initial election by the Board as Executive Chairman, if Mr. Lee ceases to be an elected member of the Board by the stockholders or if the Board fails to continue to retain Mr. Lee as Executive Chairman, Mr. Lee shall immediately be retained as a consultant to Company for a period of one year following the date of such event. Should Mr. Lee become a consultant pursuant to the Employment Agreement, he shall receive compensation equivalent to that described under “Severance” above. If a Change in Control occurs within six months prior to or twelve months following Mr. Lee’s written notice to the Board of his election to transition to Executive Chairman, Mr. Lee shall receive compensation equivalent to that described under “Change in Control” above.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	10.1	Employment Agreement, dated June 14, 2025, between Full House Resorts, Inc. and Daniel Lee
	104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: June 17, 2025	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer